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                                                                      EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to incorporation by reference in this Form 10-K of our reports dated May 25, 2000 included in or made part of this Form 10-K, into the Company's previously filed Registration Statement Nos. 33-62796, 333-30383, 333-57951, 333-76005,
     333-79611, 333-95641, 333-31728, 333-35056 and 333-36280. It should be noted that we have not audited any financial statements of the company subsequent to March 31, 2000 or performed any audit procedures subsequent to the date of our report.


                                                     /s/ ARTHUR ANDERSEN LLP
                                                   -----------------------------
                                                         ARTHUR ANDERSEN LLP



Boston, Massachusetts
June 23, 2000